EXHIBIT 10.13

Agreement between WorldCALL Public and Multinet Pakistan (Pvt) Limited

dated December 4, 2008

PAKISTAN 100 RS.

ONE HUNDRED RUPEES

ایک سو روپیہ (۱۰۰) پاکستان

AGREEMENT

THIS CABLE DUCT SALE AND PURCHASE AGREEMENT (this "**Agreement**") is made and entered into on December 4, 2008.

Between

WORLDCALL TELECOM LIMITED, a company incorporated under the laws of Pakistan and having its office at 67/A C III, Gulberg III, Lahore. (hereinafter referred to as "**WTL**", which term shall, where the context permits, be deemed to mean and include its successors-in-interest and assigns) of the one Part;

And

MULTINET PAKISTAN (PVT.) LIMITED, a company incorporated under the laws of Pakistan and having its office at 239-Fatima Jinnah Road, Karachi Cantt. (hereinafter referred to as "MULTINET", which term shall, where the context permits, be deemed to mean and include its successors-in-interest and assigns) of the other Part

(WTL and MULTINET where the context so permits shall be referred to as "Party" and collectively as "Parties" in this Agreement).

WHEREAS:

a) It is represented and assured by WTL that WTL is a Joint Venture partner of Capital Development Authority ("CDA") in Cable Ducts Project laid in Islamabad in the jurisdiction of CDA and is the sole and exclusive owner of the Fiber Optic Duct System consisting of 6 Ducts.

b) WTL represents that the diameter of each Duct in the Fiber Optic Duct System is, inter alia, of the specifications 57mm Outer and 50 mm Inner.

c) WTL represents that the Fiber Optic Duct System has been laid down after obtaining all requisite approvals and permissions from competent authorities including the CDA.

d) MULTINET desires to purchase 1 (one) Duct out of the Fiber Optic Duct System from WTL as per route given by MULTINET in **Annex A**

World Call Telecom Limited

MULTINET PAKISTAN (PVT.) LTD. SEAL

to this Agreement or as may be extended as per requirement of MULTINET from time to time with mutual consent of the Parties.

e) WTL has agreed to sell 1 (one) Duct in the Fiber Optic Duct System to MULTINET and MULTINET has agreed to purchase 1 (one) Duct in the Fiber Optic Duct System from WTL for the consideration as mentioned herein.

f) **WHEREAS** WTL and MULTINET are also parties to the Media Operation and Management Agreement dated 4th December 2008 (the "Media Agreement") whereby Multinet is to provide Media O&M services for twenty years to WTL for total consideration of Rs.156,336,252/- (Rupees One Hundred Fifty Six Million Three Hundred Thirty Six Thousand Two Hundred and Fifty Two only) and it is agreed between the Parties that sale consideration of 1 (one) Duct in the Fiber Optic Duct System payable by Multinet hereunder shall be adjusted against Media O&M consideration payable by WTL under the Media Agreement.

NOW, THEREFORE, in consideration of the premises and for other good reasons and valuable considerations, it has been agreed as follows:-

1 <u>DEFINITIONS AND INTERPRETATIONS</u>

1.1 In this Agreement the following expressions have the meaning set out below:

Agreement	Means this Agreement and the Recitals and Annexes hereto;
Applicable Laws	Means (i) the laws of Pakistan to the extent applicable to Parties (and their respective systems/networks), including but not limited to the Pakistan Telecommunication (Re-organization) Act, 1996 (the **"Act"**) and the rules and regulations made under the Act, and (ii) orders, determinations, decisions, directives and guidelines (intended to be binding) of the Pakistan Telecommunication Authority (**"PTA"**), any court, tribunal or other Governmental Authority with jurisdiction over the Parties;
Fiber Optic Duct System	Means the cable duct network laid or to be laid in territory of Capital Development Authority (CDA) belonging exclusively to WTL and comprising of 6 Ducts .
Impositions	Means all taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, gross receipts taxes and franchise, license and permit fees), if any, together with any penalties, fines, or interest thereon applicable on either Party arising out of the transactions contemplated by this Agreement and/or imposed upon either Party hereto by any federal, state or local government or other authority of Pakistan or any other country;
Route Plan	Means the detailed route plan including but not limited to with the description of HH, Man-hole, and geographical description;

1.2 The headings in this Agreement are for convenience only and must be ignored in construing this Agreement;

1.3 Where the sense requires, words denoting the singular also include the plural and vice versa. References to persons include firms and companies and vice versa;

1.4 Reference to a statutory provision shall include all orders and regulations made pursuant to such provisions and all modifications and re-enactments from time to time of such provisions, orders and regulations.

1.5 Any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.6 Reference to Clauses and Annexes are to clauses and annexes to this Agreement.

1.7 Other capitalized expressions used in this Agreement shall have the meanings respectively assigned to them in the Agreement.

1.8 The recitals and Annexes form an integral part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Recitals and Annexes; and

1.9 Unless otherwise qualified, reference to days, months or years shall be read to mean calendar days, months or years.

2. SALE AND PURCHASE OF FIBER OPTIC DUCT SYSTEM

2.1 Subject to the terms of this Agreement, WTL hereby agrees to sell and MULTINET hereby agrees to purchase 1 (one) Duct having a length of 101 Kilometers (KM) in the Fiber Optic Duct System of WTL at the rate of Rs.900 per Meter as per Route Plan provided by MULTINET in Annex **A**. The total consideration to be paid by MULTINET to WTL is Rs.90,900,000/- (Rupees Ninety Million Nine Hundred Thousand only) ("Sale Consideration"). MULTINET agrees and acknowledges that it shall not have any right or interest in the remaining Fiber Optic Duct System and all rights therein are reserved to WTL which may deal with it in such manner as it deems fit.

2.2 The Sale Consideration shall be adjusted in twenty (1+19) years against the invoices issued by MULTINET for provision of Media O&M services by MULTINET to WTL under the Media Agreement. PROVIDED that if the Sale Consideration at the expiry or earlier termination of Media O&M Agreement is not fully adjusted then MULTINET shall pay the balance Sale Consideration to WTL forthwith.

2.3 The duct sale price includes Pulling of Multinet Optical Fiber (OF) Cable through the Duct System, Splicing of the Cable, Testing of the Cable, Inspection and Final Acceptance of the Duct System etc. Multinet will provide OF Cable to WTL at its own cost. Jointing/splicing Materials and closures etc for fiber optic duct system shall be made available by Multinet required for first time delivery of cable in the leased duct before acceptance and the services for the same will be provided by WTL. Testing of the cable will be carried out jointly and signed by Multinet & WTL for first time commissioning. After successful completion of these tests, section of the cable tested will be treated as delivered to Multinet.

2.4 It is agreed between the Parties that WTL shall have the first right of refusal if MULTINET within thirty years intends to further sell the Duct purchased by it in the Fiber Optic Duct System i.e if MULTINET receives an offer from a third party for the Duct, it shall first offer to sell the Duct to WTL at the price offered by the third party. If WTL chooses not to exercise its right MULTINET shall only proceed to sell to the third party upon written refusal by WTL and the sale to such third party shall not be at a price less than the original price offered by the third party.

2.5 Multinet agrees that if after thirty years if Multinet continues to own the Duct in the Fiber Optic Duct System then the title of the Duct shall revert to the Capital Development Authority Islamabad after thirty years as per Clause 6.8 of the Joint Venture Agreement dated 12 March 2007 entered into between WTL and CDA. Multinet undertakes to abide by the terms and conditions of the JV Agreement.

2.6 WTL shall have the right of first refusal with respect to the work required to be done for extension of the Duct agreed to be sold to Multinet hereunder except PTCL locations and building attachments. If WTL chooses not to exercise its right as aforesaid (which refusal shall be effective only by written confirmation which shall not be unreasonably withheld by WTL) MULTINET may do so on its own or through a third party selected by MULTINET after consultation with WTL. Any extension carried out by WTL shall be paid for at such rates as may be agreed between the Parties at the relevant time.

3. <u>TITLE AND RISK</u>

3.1 Upon signing of this Agreement MULTINET shall be deemed to be in possession of the Duct agreed to be sold to it and all risks associated with the said Duct shall be deemed to have been transferred to MULTINET. Provided that if this Agreement is terminated prior to ownership and title of the Duct passing to MULTINET, WTL shall have the right to take possession of the Duct immediately and MULTINET agrees to give exclusive possession of the Duct back to WTL immediately upon such termination.

3.2 Ownership and title in the Duct agreed to be sold to MULTINET hereunder shall not pass to MULTINET until WTL has received in full all sums due to it in respect of the Duct. Until such time MULTINET has made full payment for the Duct MULTINET shall not attempt to impose or permit to be imposed upon the Fiber Optic Duct System any liens or encumbrances whatsoever. Until such time as ownership and title of the Fiber Optic Duct System passes to MULTINET in accordance with the terms hereof, WTL shall grant MULTINET a right to use the Duct in accordance with Applicable Law and WTL's instructions and Multinet agrees during this time to ensure that no damage is caused to the Duct. Multinet also agrees to ensure that it or its agents do not damage the remaining Fiber Optic Duct System or any cable or other property belonging to any person.

4. <u>PERIOD OF THE AGREEMENT</u>

This Agreement shall be valid from the date of signing of this Agreement and shall be binding upon the Parties until the time of full payment of Sale Consideration by MULTINET to WTL. Notwithstanding anything herein, Clause 2.3, 2.4 & 2.5 of this Agreement shall survive even after the period of this Agreement.

5. <u>CURRENCY OF PAYMENTS & TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS.</u>

5.1 Payments due under this Agreement shall be made in Pakistan Rupees.

5.2 Each Party shall be independently responsible for any Impositions properly payable by them with respect to this Agreement. Further, the Parties agree that they will cooperate with each other and coordinate their mutual efforts concerning audits, or other such inquiries, filings, reports, etc., as may relate solely to the activities or transactions arising from or under this Agreement, which may be acquired or initiated from or by any duly authorized governmental tax authority.

6. <u>RELATIONSHIP BETWEEN PARTIES</u>

The relationship between the Parties is of Buyer and Seller. Each Party is and will remain at all times an independent Party fully responsible for its own acts or defaults (including those of its employee or agents). Neither Party nor its

employees, agents or representatives may at any time act or attempt to act on behalf of the other Party to bind the other Party to any obligations. Neither Party nor its employees, agents or representatives may engage in any act, which may lead any person to believe that such Party is an employee, agent or-representative of the other Party. Nothing in this Agreement constitutes a partnership between the Parties.

7. LIMITATION OF LIABILITY AND INDEMNITY

7.1 Other than express obligations in this Agreement, neither Party has any obligation of any kind to the other Party. THE DUCT IN THE FIBER OPTIC DUCT SYSTEM IS BEING SOLD TO MULTINET ON AN AS IS WHERE IS BASIS AND EXCEPT AS EXPRESSLY SET FORTH HEREIN, WTL DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE DUCT AGREED TO BE SOLD HEREUNDER.

7.2 Notwithstanding anything herein contained, the entire liability of WTL in contract, tort (including negligence or breach of statutory duty) or otherwise arising out of or in connection with this Agreement shall be limited to the Sale Consideration received by WTL. Neither Party shall be liable to the other for any consequential loss or indirect loss arising from a breach of this Agreement by the other.

7.3 Each provision of this Clause 7 is a separate limitation applying and surviving even if one or more such provisions is inapplicable or held unreasonable in any circumstances.

7.4 Multinet shall indemnify and hold WTL, its officers, employees and agents harmless from and against any and all third party claims against WTL arising out of any breach of this Agreement or Applicable Law by Multinet.

8. CONFIDENTIALITY

8.1 Each of the Parties hereto acknowledges that in the course of the execution of this Agreement, it shall receive information that is proprietary and confidential to the other Party and which the latter wishes to protect from public disclosure. Confidential Information for the purposes of this Agreement is any information in any form about or concerning Multinet or WTL and any of their contractors, sub-contractors, employees, servants or agents and includes without limitation all information disclosed at any time before, after, or at the time of execution of this Agreement between the Parties relating to the activity of the Parties and any other confidential information or trade secrets which have been or shall be disclosed by either party to the other relating to their respective businesses, customers, products, marketing and sales plans, financial status, product development plans, strategies and the like (**"Confidential Information"**). It does not, however, include any such information which: (a) is or comes into the public domain without a breach by either Party and (b) which is required to be disclosed by an order of an authority or court of competent jurisdiction. Both Parties agree to maintain the confidentiality of each others' Confidential Information in a reasonable and secure manner, but in no way less than the consideration and care that is given to a Party's own Confidential Information.

8.2 Except as provided in this Clause, a Party receiving Confidential Information, under or pursuant to this Agreement, agrees to treat the same as strictly confidential and shall not divulge, directly or indirectly, to any other person, firm, corporation, association or entity, for any purpose whatsoever, Confidential Information so received, and shall not make use of or copy such Confidential Information, except for the purpose of this Agreement.

8.3 Confidential Information may be disclosed by a receiving Party on a need-to-know basis only to such employees, consultants and subcontractors of the receiving Party who reasonably require access to such information for the purposes for which it was disclosed and who have signed appropriate confidentiality and non-disclosure agreements with the receiving Party.

8.4 A Party receiving Confidential Information shall promptly notify the disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information and take all reasonable steps to regain possession of the Confidential Information and prevent further unauthorized actions or other breaches of this Agreement. Provided however, that notification and prevention of further unauthorized use and/or disclosure of Confidential Information shall not absolve the receiving Party from liability arising out of any breach under this Clause.

8.5 Such obligations relating to Confidential Information shall not apply to such information which enters into public domain otherwise than through breach of this Agreement or in the event the Confidential Information are required by law, or by any governmental or regulatory authority entitled by law to require the same, to be disclosed. In such a case, the Parties shall prior to such disclosure, give notice in writing to the other Party that such a request has been made and shall provide to the disclosing Party an opportunity to make representations to the relevant persons requiring the disclosure of the Confidential Information, with the intent to prevent such disclosure. This Section shall remain valid for a further period of two (02) years from the date of termination or expiry of this Agreement.

9. <u>PUBLICITY</u>

Neither Party except as required by law and in accordance with the provisions in Clause 8 above, shall disclosed to any third party the existence of, or any of the terms or conditions of, this Agreement entered into pursuant hereto, without the prior written consent of the other Party. Neither Party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the supplies or services to be provided hereunder without obtaining the prior, written approval of the other Party as to the content, form of distribution and timing of such publicity.

10. <u>ASSIGNMENT</u>

10.1 Neither Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. either Party may assign without consent all of its rights and obligations under this Agreement to any affiliated company. For these purposes a company shall be "affiliated" to another company if it is the parent or subsidiary of that company or another subsidiary of the parent of that company. For these purposes a company shall be another company's subsidiary if its issued share capital is owned whether directly or indirectly as to 50% or more by that company. No such assignment shall relieve the assigning Party of its obligations hereunder.

10.2 The assigning Party must promptly give written notice to the other Party of any assignment permitted to be made without the other Party's consent. The assignee shall be bound by the obligations on the part of the assignor under this Agreement.

10.3 In the event that WTL merges with or transfers full or partial ownership to any other company then WTL shall ensure that its obligations and rights under this agreement are transferred accordingly so that the terms and conditions hereof remain unaffected and that this agreement remains in force.

11. NOTICES

11.1 A notice shall be duly received if:

i. Delivered personally, at the time of actual delivery.
ii. Sent by facsimile, upon its receipt being confirmed in writing.
iii. Sent by registered post to an address within the same country on the seventh (7) days after the date of posting.
iv. Sent by registered post to an address not within the same country, Fourteen (14) days after the time of posting.
v. Sent by courier, on the fifth (5) business day following the date of dispatch;

11.2 Except where otherwise specifically provided all notices and other communications relating to this Agreement shall be in writing and shall be delivered as follows:

If to WTL:	Director Engineering WorldCall Telecom Limited 67/A, C-III, Gulberg-III, Lahore
Copy to:	Executive Director/Director Technical WorldCall Telecom Limited 67/A, C-III, Gulberg-III, Lahore
If to MULTINET:	Gen. Manager Planning & Development Multinet Pakistan (Private) Limited 2nd Floor, Ibrahim Trade Center, New Garden Town, Lahore
Copy to:	**CEO** 239, Fatimah Jinnah Road, Karachi Cantt.

12. WAIVER

The waiver of any breach of any term or condition of this Agreement shall not be a waiver of any other breach of the same or any other term or condition of this Agreement. No waiver shall be valid unless it is in writing and signed on behalf of the Party making the waiver. The failure by a Party to exercise any right or remedy permitted or authorized under this Agreement, or by operation of law, or any delay by a Party in so doing, shall not operate as a waiver by the Party of such right or remedy, or other rights or remedies. No single or partial exercise of any right or remedy by a Party will prejudice or restrict the further exercise or enforcement by that Party of any such right or remedy.

13. MODIFICATIONS

No modification or amendment of this Agreement shall be valid unless it is in writing and singed on behalf of the Parties.

14. ENTIRE AGREEMENT

This Agreement along with its annexures (if any) sets forth and shall constitute the entire agreement/understanding between the Parties with respect to the subject matter hereof, and shall supersede any and all prior agreements, understandings, promises and representations, whether oral or written made by one Party to the other concerning the subject matter.

15. GOVERNING LAW

This Agreement shall be subject to and construed in accordance with, the laws of the Islamic Republic of Pakistan and MULTINET and WTL hereby submit to the exclusive jurisdiction of the Islamic Republic of Pakistan.

16. RULES OF CONSTRUCTION

16.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content.

16.2 Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

16.3 Except as set forth herein, any right or remedy of MULTINET or WTL shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

16.4 This Agreement has been fully negotiated between and jointly drafted by the Parties.

16.5 All actions, activities, consents, approvals and other undertakings of the Parties in this Agreement shall be performed in a reasonable and timely manner, it being expressly acknowledged and understood that time is of the essence in the performance of obligations required to be performed by a date/duration expressly specified herein. Except as specifically set forth herein, for the purpose of this Article, the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

17. EXECUTION AND MULTIPLE COPIES

This Agreement shall be executed in two (2) parts in English, and each will have effect as an original.

18. ARBITRATION

18.1 Any and every dispute, difference or question which may at any time arise between the parties hereto or any person claiming under them, touching or arising out in respect of this agreement or this subject matter thereof including but not limited to its breach, termination or invalidity thereof, MULTINET and WTL shall use their best efforts to settle amicably any claim of controversy, disputes arising out of or in connection with this Agreement or its interpretation between the Parties or any breach thereof. The dispute in question will be referred to two senior executives (one from Multinet and one from WTL respectively); who shall try to settle the same with mutual consent within 45 (forty five) days of receiving the dispute.

18.2 Any dispute which cannot be resolved as per clause 18.1 shall be referred to arbitration to a sole arbitrator appointed by mutual consent of the Parties and the Arbitration Act 1940 as amended from time to time shall apply to proceedings of Arbitration. The venue for arbitration shall be Lahore and language of arbitration proceedings shall be English.

18.3 Neither Party may suspend any of its obligations under this Agreement on the basis of the pendency of a minor dispute not having any material impact.

18.4 Notwithstanding the foregoing, any disputes with respect to intellectual property rights or issues of Confidential Information shall be submitted to the courts and shall not be subject to the provisions of this clause 18.

19. SEVERABILITY

19.1 Any terms, conditions, stipulations, provisions, covenants, or undertaking of this Agreement, which are illegal, prohibited, or unenforceable shall be ineffective to the extent of such illegality, void, prohibition, or unenforceability without invalidating the remaining provisions hereof.

IN WITNESS WHEREOF, this Agreement has been duly signed by the Parties hereto on the day, month and year written hereinabove.

For and on Behalf of	**For and on Behalf of**
WorldCall Telecom Limited	Multinet Pakistan (Pvt.) Ltd
____________________	____________________
Signature	**Signature**
Name: ____________	Name: ____________
Title: ____________	Title: ____________
CNIC No: ____________	CNIC No.: ____________

Witnesses:

Name: ____________	Name: ____________
Title: ____________	Title: ____________
CNIC No: ____________	CNIC No.: ____________

1/7

CABLE DUCT SALE AND PURCHASE AGREEMENT

DATED: 4th December 2008

BETWEEN

WorldCall Telecom Limited ("WTL")

AND

Multinet Pakistan (Pvt.) Limited ("Multinet")

to this Agreement or as may be extended as per requirement of MULTINET from time to time with mutual consent of the Parties.

e) WTL has agreed to sell 1 (one) Duct in the Fiber Optic Duct System to MULTINET and MULTINET has agreed to purchase 1 (one) Duct in the Fiber Optic Duct System from WTL for the consideration as mentioned herein.

f) Parties has also agreed to enter into a Service Level Agreement for provision of O&M services by WTL to Multinet inter alia for the Duct being sold herein against the consideration as mentioned the SLA. This SLA has been made part made of this Agreement as Annex B.

g) **WHEREAS** WTL and MULTINET are also parties to the Media Operation and Management Agreement dated 4th December 2008 (the "Media Agreement") whereby Multinet is to provide Media O&M services to WTL for total consideration of Rs.156,336,252/- (Rupees One Hundred Fifty Six Million Three Hundred Thirty Six Thousand Two Hundred and Fifty Two only) and it is agreed between the Parties that sale consideration of 1 (one) Duct in the Fiber Optic Duct System payable by Multinet hereunder shall be adjusted against Media O&M consideration payable by WTL under the Media Agreement.

NOW, THEREFORE, in consideration of the premises and for other good reasons and valuable considerations, it has been agreed as follows:-

1 DEFINITIONS AND INTERPRETATIONS

1.1 In this Agreement the following expressions have the meaning set out below:

Agreement	Means this Agreement and the Recitals and Annexes hereto;
Applicable Laws	Means (i) the laws of Pakistan to the extent applicable to Parties (and their respective systems/networks), including but not limited to the Pakistan Telecommunication (Re-organization) Act, 1996 (the **"Act"**) and the rules and regulations made under the Act, and (ii) orders, determinations, decisions, directives and guidelines (intended to be binding) of the Pakistan Telecommunication Authority (**"PTA"**), any court, tribunal or other Governmental Authority with jurisdiction over the Parties;
Fiber Optic Duct System	Means the cable duct network laid or to be laid in territory of Capital Development Authority (CDA) belonging exclusively to WTL and comprising of 6 Ducts .
Impositions	Means all taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, gross receipts taxes and franchise, license and permit fees), if any, together with any penalties, fines, or interest thereon applicable on either Party arising out of the transactions contemplated by this Agreement and/or imposed upon either Party hereto by any federal, state or local government or other authority of Pakistan or any other country;
Route Plan	Means the detailed route plan including but not limited to with the description of HH, Man-hole, and geographical description;

World Call Telecom Limited
MULTINET PAKISTAN (PVT) LTD. SEAL

1.2 The headings in this Agreement are for convenience only and must be ignored in construing this Agreement;

1.3 Where the sense requires, words denoting the singular also include the plural and vice versa. References to persons include firms and companies and vice versa;

1.4 Reference to a statutory provision shall include all orders and regulations made pursuant to such provisions and all modifications and re-enactments from time to time of such provisions, orders and regulations.

1.5 Any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.6 Reference to Clauses and Annexes are to clauses and annexes to this Agreement.

1.7 Other capitalized expressions used in this Agreement shall have the meanings respectively assigned to them in the Agreement.

1.8 The recitals and Annexes form an integral part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Recitals and Annexes; and

1.9 Unless otherwise qualified, reference to days, months or years shall be read to mean calendar days, months or years.

2. SALE AND PURCHASE OF FIBER OPTIC DUCT SYSTEM

2.1 Subject to the terms of this Agreement, WTL hereby agrees to sell and MULTINET hereby agrees to purchase 1 (one) Duct having a length of 131.6 Kilometres (KM) in the Fiber Optic Duct System of WTL at the rate of Rs.1080/- per Meter as per Route Plan provided by MULTINET in Annex **A**. The total consideration to be paid by MULTINET to WTL including two years of O&M charges is Rs.142,123,867/- (Rupees One Hundred Forty Two Million One Hundred Twenty Three Thousand Eight Hundred and Sixty Seven only) ("Sale Consideration"). MULTINET agrees and acknowledges that it shall not have any right or interest in the remaining Fiber Optic Duct System and all rights therein are reserved to WTL which may deal with it in such manner as it deems fit.

2.2 The Sale Consideration shall be adjusted against the invoices issued by MULTINET for provision of Media O&M services by MULTINET to WTL under the Media Agreement. PROVIDED that if the Sale Consideration at the expiry or earlier termination of Media O&M Agreement is not fully adjusted then MULTINET shall pay the balance Sale Consideration to WTL forthwith.

2.3 The duct sale price includes Pulling of Multinet Optical Fiber (OF) Cable through the Duct System, Splicing of the Cable, Testing of the Cable, Inspection and Final Acceptance of the Duct System etc. Multinet will provide OF Cable to WTL at its own cost. Jointing/splicing Materials and closures etc for fiber optic duct system shall be made available by Multinet required for first time delivery of cable in the leased duct before acceptance and the services for the same will be provided by WTL. Testing of the cable will be carried out jointly and signed by Multinet & WTL for first time commissioning. After successful completion of these tests, section of the cable tested will be treated as delivered to Multinet and its O&M will be commenced by WTL as per SLA to be entered separately whereby WTL shall provide O&M services for Cable duct and cable laid in this duct and charge Multinet per year 5% of the duct sale price as Annual Maintenance charge on this account for twenty years subject to 10% increase per year after the two years period. O&M charges for first two years are Rs.14,212,386/- which coupled with Sale Consideration shall also be adjusted as per Clause 2.2 above.

2.4 It is agreed between the Parties that WTL shall have the first right of refusal if MULTINET within thirty years intends to further sell the Duct purchased by it in the Fiber Optic Duct System i.e if MULTINET receives an offer from a third party for the Duct, it shall first offer to sell the Duct to WTL at the price offered by the third party. If WTL chooses not to exercise its right MULTINET shall only proceed to sell to the third party upon written refusal by WTL and the sale to such third party shall not be at a price less than the original price offered by the third party.

2.5 Multinet agrees that if after thirty years if Multinet continues to own the Duct in the Fiber Optic Duct System then the title of the Duct shall revert to the Capital Development Authority Islamabad after thirty years as per Clause 6.8 of the Joint Venture Agreement dated 12 March 2007 entered into between WTL and CDA. Multinet undertakes to abide by the terms and conditions of the JV Agreement.

2.6 WTL shall have the right of first refusal with respect to the work required to be done for extension of the Duct agreed to be sold to Multinet hereunder except PTCL locations and building attachments. If WTL chooses not to exercise its right as aforesaid (which refusal shall be effective only by written confirmation which shall not be unreasonably withheld by WTL) MULTINET may do so on its own or through a third party selected by MULTINET after consultation with WTL. Any extension carried out by WTL shall be paid for at such rates as may be agreed between the Parties at the relevant time.

3. TITLE AND RISK

3.1 Upon signing of this Agreement MULTINET shall be deemed to be in possession of the Duct agreed to be sold to it and all risks associated with the said Duct shall be deemed to have been transferred to MULTINET. Provided that if this Agreement is terminated prior to ownership and title of the Duct passing to MULTINET, WTL shall have the right to take possession of the Duct immediately and MULTINET agrees to give exclusive possession of the Duct back to WTL immediately upon such termination.

3.2 Ownership and title in the Duct agreed to be sold to MULTINET hereunder shall not pass to MULTINET until WTL has received in full all sums due to it in respect of the Duct. Until such time MULTINET has made full payment for the Duct MULTINET shall not attempt to impose or permit to be imposed upon the Fiber Optic Duct System any liens or encumbrances whatsoever. Until such time as ownership and title of the Fiber Optic Duct System passes to MULTINET in accordance with the terms hereof, WTL shall grant MULTINET a right to use the Duct in accordance with Applicable Law and WTL's instructions and Multinet agrees during this time to ensure that no damage is caused to the Duct. Multinet also agrees to ensure that it or its agents do not damage the remaining Fiber Optic Duct System or any cable or other property belonging to any person.

4. PERIOD OF THE AGREEMENT

This Agreement shall be valid from the date of signing of this Agreement and shall be binding upon the Parties until the time of full payment of Sale Consideration by MULTINET to WTL. Notwithstanding anything herein, Clause 2.3, 2.4 & 2.5 of this Agreement shall survive even after the period of this Agreement.

5. CURRENCY OF PAYMENTS & TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS.

5.1 Payments due under this Agreement shall be made in Pakistan Rupees.

5.2 Each Party shall be independently responsible for any Impositions properly payable by them with respect to this Agreement. Further, the Parties agree that they will cooperate with each other and coordinate their mutual efforts concerning audits, or other such inquiries, filings, reports, etc., as may relate solely to the activities or transactions arising from or under this Agreement, which may be acquired or initiated from or by any duly authorized governmental tax authority.

6. RELATIONSHIP BETWEEN PARTIES

The relationship between the Parties is of Buyer and Seller. Each Party is and will remain at all times an independent Party fully responsible for its own acts or defaults (including those of its employee or agents). Neither Party nor its

employees, agents or representatives may at any time act or attempt to act on behalf of the other Party to bind the other Party to any obligations. Neither Party nor its employees, agents or representatives may engage in any act, which may lead any person to believe that such Party is an employee, agent or-representative of the other Party. Nothing in this Agreement constitutes a partnership between the Parties.

7. LIMITATION OF LIABILITY AND INDEMNITY

7.1 Other than express obligations in this Agreement, neither Party has any obligation of any kind to the other Party. THE DUCT IN THE FIBER OPTIC DUCT SYSTEM IS BEING SOLD TO MULTINET ON AN AS IS WHERE IS BASIS AND EXCEPT AS EXPRESSLY SET FORTH HEREIN, WTL DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE DUCT AGREED TO BE SOLD HEREUNDER.

7.2 Notwithstanding anything herein contained, the entire liability of WTL in contract, tort (including negligence or breach of statutory duty) or otherwise arising out of or in connection with this Agreement shall be limited to the Sale Consideration received by WTL. Neither Party shall be liable to the other for any consequential loss or indirect loss arising from a breach of this Agreement by the other.

7.3 Each provision of this Clause 7 is a separate limitation applying and surviving even if one or more such provisions is inapplicable or held unreasonable in any circumstances.

7.4 Multinet shall indemnify and hold WTL, its officers, employees and agents harmless from and against any and all third party claims against WTL arising out of any breach of this Agreement or Applicable Law by Multinet.

8. CONFIDENTIALITY

8.1 Each of the Parties hereto acknowledges that in the course of the execution of this Agreement, it shall receive information that is proprietary and confidential to the other Party and which the latter wishes to protect from public disclosure. Confidential Information for the purposes of this Agreement is any information in any form about or concerning Multinet or WTL and any of their contractors, sub-contractors, employees, servants or agents and includes without limitation all information disclosed at any time before, after, or at the time of execution of this Agreement between the Parties relating to the activity of the Parties and any other confidential information or trade secrets which have been or shall be disclosed by either party to the other relating to their respective businesses, customers, products, marketing and sales plans, financial status, product development plans, strategies and the like (**"Confidential Information"**). It does not, however, include any such information which: (a) is or comes into the public domain without a breach by either Party and (b) which is required to be disclosed by an order of an authority or court of competent jurisdiction. Both Parties agree to maintain the confidentiality of each others' Confidential Information in a reasonable and secure manner, but in no way less than the consideration and care that is given to a Party's own Confidential Information.

8.2 Except as provided in this Clause, a Party receiving Confidential Information, under or pursuant to this Agreement, agrees to treat the same as strictly confidential and shall not divulge, directly or indirectly, to any other person, firm, corporation, association or entity, for any purpose whatsoever, Confidential Information so received, and shall not make use of or copy such Confidential Information, except for the purpose of this Agreement.

8.3 Confidential Information may be disclosed by a receiving Party on a need-to-know basis only to such employees, consultants and subcontractors of the receiving Party who reasonably require access to such information for the purposes for which it was disclosed and who have signed appropriate confidentiality and non-disclosure agreements with the receiving Party.

8.4 A Party receiving Confidential Information shall promptly notify the disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information and take all reasonable steps to regain possession of the Confidential Information and prevent further unauthorized actions or other breaches of this Agreement. Provided however, that notification and prevention of further unauthorized use and/or disclosure of Confidential Information shall not absolve the receiving Party from liability arising out of any breach under this Clause.

8.5 Such obligations relating to Confidential Information shall not apply to such information which enters into public domain otherwise than through breach of this Agreement or in the event the Confidential Information are required by law, or by any governmental or regulatory authority entitled by law to require the same, to be disclosed. In such a case, the Parties shall prior to such disclosure, give notice in writing to the other Party that such a request has been made and shall provide to the disclosing Party an opportunity to make representations to the relevant persons requiring the disclosure of the Confidential Information, with the intent to prevent such disclosure. This Section shall remain valid for a further period of two (02) years from the date of termination or expiry of this Agreement.

9. PUBLICITY

Neither Party except as required by law and in accordance with the provisions in Clause 8 above, shall disclosed to any third party the existence of, or any of the terms or conditions of, this Agreement entered into pursuant hereto, without the prior written consent of the other Party. Neither Party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the supplies or services to be provided hereunder without obtaining the prior, written approval of the other Party as to the content, form of distribution and timing of such publicity.

10. ASSIGNMENT

10.1 Neither Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld.either Party may assign without consent all of its rights and obligations under this Agreement to any affiliated company. For these purposes a company shall be "affiliated" to another company if it is the parent or subsidiary of that company or another subsidiary of the parent of that company. For these purposes a company shall be another company's subsidiary if its issued share capital is owned whether directly or indirectly as to 50% or more by that company. No such assignment shall relieve the assigning Party of its obligations hereunder.

10.2 The assigning Party must promptly give written notice to the other Party of any assignment permitted to be made without the other Party's consent. The assignee shall be bound by the obligations on the part of the assignor under this Agreement.

10.3 In the event that WTL merges with or transfers full or partial ownership to any other company then WTL shall ensure that its obligations and rights under this agreement are transferred accordingly so that the terms and conditions hereof remain unaffected and that this agreement remains in force.

11. NOTICES

11.1 A notice shall be duly received if:

i. Delivered personally, at the time of actual delivery.

ii. Sent by facsimile, upon its receipt being confirmed in writing.

iii. Sent by registered post to an address within the same country on the seventh (7) days after the date of posting.

iv. Sent by registered post to an address not within the same country, Fourteen (14) days after the time of posting.

v. Sent by courier, on the fifth (5) business day following the date of dispatch;

11.2 Except where otherwise specifically provided all notices and other communications relating to this Agreement shall be in writing and shall be delivered as follows:

If to WTL:	Director Engineering WorldCall Telecom Limited 67/A, C-III, Gulberg-III, Lahore
Copy to:	Executive Director/Director Technical WorldCall Telecom Limited 67/A, C-III, Gulberg-III, Lahore
If to MULTINET:	Gen. Manager Planning & Development Multinet Pakistan (Private) Limited 2nd Floor, Ibrahim Trade Center, New Garden Town, Lahore
Copy to:	CEO 239, Fatimah Jinnah Road, Karachi Cantt.

12. WAIVER

The waiver of any breach of any term or condition of this Agreement shall not be a waiver of any other breach of the same or any other term or condition of this Agreement. No waiver shall be valid unless it is in writing and signed on behalf of the Party making the waiver. The failure by a Party to exercise any right or remedy permitted or authorized under this Agreement, or by operation of law, or any delay by a Party in so doing, shall not operate as a waiver by the Party of such right or remedy, or other rights or remedies. No single or partial exercise of any right or remedy by a Party will prejudice or restrict the further exercise or enforcement by that Party of any such right or remedy.

13. MODIFICATIONS

No modification or amendment of this Agreement shall be valid unless it is in writing and singed on behalf of the Parties.

14. ENTIRE AGREEMENT

This Agreement along with its annexures (if any) sets forth and shall constitute the entire agreement/understanding between the Parties with respect to the subject matter hereof, and shall supersede any and all prior agreements, understandings, promises and representations, whether oral or written made by one Party to the other concerning the subject matter.

15. GOVERNING LAW

This Agreement shall be subject to and construed in accordance with, the laws of the Islamic Republic of Pakistan and MULTINET and WTL hereby submit to the exclusive jurisdiction of the Islamic Republic of Pakistan.

16. RULES OF CONSTRUCTION

16.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content.

16.2 Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

16.3 Except as set forth herein, any right or remedy of MULTINET or WTL shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

16.4 This Agreement has been fully negotiated between and jointly drafted by the Parties.

16.5 All actions, activities, consents, approvals and other undertakings of the Parties in this Agreement shall be performed in a reasonable and timely manner, it being expressly acknowledged and understood that time is of the essence in the performance of obligations required to be performed by a date/duration expressly specified herein. Except as specifically set forth herein, for the purpose of this Article, the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

17. EXECUTION AND MULTIPLE COPIES

This Agreement shall be executed in two (2) parts in English, and each will have effect as an original.

18. ARBITRATION

18.1 Any and every dispute, difference or question which may at any time arise between the parties hereto or any person claiming under them, touching or arising out in respect of this agreement or this subject matter thereof including but not limited to its breach, termination or invalidity thereof, MULTINET and WTL shall use their best efforts to settle amicably any claim of controversy, disputes arising out of or in connection with this Agreement or its interpretation between the Parties or any breach thereof. The dispute in question will be referred to two senior executives (one from Multinet and one from WTL respectively); who shall try to settle the same with mutual consent within 45 (forty five) days of receiving the dispute.

18.2 Any dispute which cannot be resolved as per clause 18.1 shall be referred to arbitration to a sole arbitrator appointed by mutual consent of the Parties and the

Arbitration Act 1940 as amended from time to time shall apply to proceedings of Arbitration. The venue for arbitration shall be Lahore and language of arbitration proceedings shall be English.

18.3 Neither Party may suspend any of its obligations under this Agreement on the basis of the pendency of a minor dispute not having any material impact.

18.4 Notwithstanding the foregoing, any disputes with respect to intellectual property rights or issues of Confidential Information shall be submitted to the courts and shall not be subject to the provisions of this clause 18.

19. SEVERABILITY

19.1 Any terms, conditions, stipulations, provisions, covenants, or undertaking of this Agreement, which are illegal, prohibited, or unenforceable shall be ineffective to the extent of such illegality, void, prohibition, or unenforceability without invalidating the remaining provisions hereof.

IN WITNESS WHEREOF, this Agreement has been duly signed by the Parties hereto on the day, month and year written hereinabove.

For and on Behalf of	**For and on Behalf of**
WorldCall Telecom Limited Limited	**Multinet Pakistan (Private)**
Signature	**Signature**
Name: ______________	**Name:** ______________
Title: ______________	**Title:** ______________
CNIC No: ______________	**CNIC No.:** ______________

Witnesses:

1. ______________

____

CNIC No: ______________

2. ______________

(BASHIR AHMAD)

____

CNIC No.: 35202-2720486-3

ANEEX B

SERVICE LEVEL AGREEMENT (SLA)

For Maintenance of Cable Duct and Pulling In and Maintenance of Cable Network

THIS SERVICE LEVEL AGREEMENT (this "SLA") is entered into this 4th day of december 2008 by and between **WorldCall Telecom Limited** ("**WTL**"), and **Multinet Pakistan Private Limited** ("**Multinet**").

WHEREAS:

A. WTL and Multinet are party to that certain Cable Duct Sale and Purchase Agreement dated 4th December 2008 (the "Cable Duct Agreement") whereby WTL has agreed to sell and Multinet has agreed to purchase 1 (one) Duct (the "Duct") in the Fiber Optic Duct System (as defined in the Cable Duct Agreement) of WTL.

B. WTL and Multinet have agreed that WTL shall provide certain maintenance services in respect of the Duct on the terms and conditions set forth in this Agreement.

C. In addition, Multinet is desirous for WTL to pull in certain Optical Fiber to be provided by Multinet at its own cost and expense (more particularly described in Annex A) in the Duct and to provide certain maintenance services in respect of the said Optical Fiber and WTL h

D. as agreed to pull in the Optical Fiber and provide maintenance services in respect thereof on the terms and conditions hereinafter set forth.

Accordingly, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. For the purposes of pulling in the Optical Fiber into the Duct, all jointing/splicing materials and closures etc will be made available by Multinet at its own cost and expense. Using the said materials, WTL will pull in the Optical Fiber Cable provided by Multinet in the Duct. Testing of the Optical Fibre will be carried out jointly and signed by Multinet and WTL for first time commissioning. After successful completion of these tests, section of the Optical Fiber tested will be treated as delivered to Multinet and its maintenance will be commenced by WTL as per this Agreement.

2. WTL will extend the Duct upto the nearest point(s) of location(s) mentioned in the route plan by Multinet on terms and conditions that shall be mutually agreed, a sample pattern is mentioned below:-,

   For New/Greenfield network:

   a) Multinet will share the coordinates of the sites required to get connected on the Optical Fiber
   b) WTL will propose the shortest and practical route covering Multinet's entire POI /POP within 15 calendar days of issuance of demand for further laying of Duct
   c) Multinet will review/comment on the proposal within 7 calendar days after the submission and a joint route survey will be conducted to decide the route

d) The final route will be submitted not later than 30 calendar days from the initial sites identification proposed by Multinet (in point a) above) which after approval by Multinet (within 7 days) will be considered finalized and handed over to WTL for implementation. Timeline will be applicable to WTL after Multinet has completed its aforesaid obligations.

e) WTL will pull the Optical Fiber inside the Duct and realize the network in 90 calendar days after the approval of route by Multinet for which the detailed project plan will be submitted along with the proposal. For the avoidance of doubt, the Optical Fiber and all its accessories/consumables will be provided by Multinet at its own cost and expense, similarly building attachments, jointing, splicing, termination of Optical Fiber will be Multinet's responsibility.

f) Building attachment(s) shall be catered by Multinet itself.

For addition/change in existing (where IRU is implemented and Multinet needs more sites connected to the Optical Fiber) network:

a) Multinet will share the coordinates of the sites required to get connected.

b) WTL will propose the shortest and practical route covering Multinet's entire POI /POP, within 15 days of issuance of demand for further laying of Duct.

c) Multinet will review/comment on the proposal within 7 calendar days after the submission and a joint route survey will be conducted to decide the route

d) The final route will be submitted not later than 30 calendar days from the initial sites identification proposed by Multinet (in point a) above) which after approval by Multinet (within 7 days) will be considered finalized and handed over to WTL for implementation. Timeline will be applicable to WTL after Multinet has completed its aforesaid obligations.

e) WTL will pull the Optical Fiber inside the Duct and realize the network in 90 calendar days after the approval of route by Multinet for which the detailed project plan will be submitted along with the proposal. For the avoidance of doubt, the Optical Fiber and all its accessories/consumables will be provided by Multinet at its own cost and expense, similarly building attachments jointing, splicing, termination of Optical Fiber will be Multinet's responsibility.

Notwithstanding anything contained herein, WTL shall not be responsible for the quality or functioning of the Optical Fiber provided by Multinet.

3. WTL reserves the right of refusal for the Multinet desired route and the POP sites.

4. This Agreement shall be valid from the date of signing hereof (the "Effective Date") and shall continue for a term of 20 years from the Effective Date, unless earlier terminated in accordance with the terms of this Agreement.

5. Permission(s) for leading into any PTCL premises and building attachments will be acquired and executed by Multinet otherwise WTL will treat such PTCL premises and building attachments work as a separate site and charge it as per site installation rate basis.

6. It is understood that Multinet shall have the right to ask for addition/deletion/changes in the network topology. Multinet will ask WTL to implement such addition/deletion/changes within the agreed specific timelines. WTL will be charging Duct extension and additional Optical Fiber pulling charges at the rates as may be agreed between the parties and in case if additional Optical Fiber is required, the additional Optical Fiber and related accessories will be provided by Multinet.

7 Multinet also has the right to patch its already available or independent network (Optical Fiber) over WTL for which WTL will provide all the required support (patching and O&M). It is understood that Multinet shall, with the written consent of WTL (which shall not be unreasonably withheld), have the right to extend the Optical Fiber and extensions in any manner in building attachments (except as presented in Annex A) that Multinet desires which shall at all times be in a manner consistent with the operation and integrity of WTL's Fiber Optic Duct System as in existence at the relevant time. WTL shall have

MULTINET PAKISTAN (PVT) LTD SEAL

the right of first refusal with respect to the work required to be done with respect to the extension of the Optical Fiber except PTCL locations and building attachments. If WTL chooses not to exercise its right as aforesaid (which refusal shall be effective only by written confirmation which shall not be unreasonably withheld by WTL) Multinet may do so on its own or through a third party selected by Multinet after consultation with WTL. Any agreement between Multinet and the third party and any work done by Multinet and/or the third party shall be in a manner consistent with the operation and integrity of the Cable Duct System as in existence at the relevant time and WTL shall have the right at all times to be consulted and to observe such work as it is being carried out.

8. WTL shall provide Scheduled and Unscheduled Maintenance, as defined below, in respect of the Duct and the Optical Fiber Cable pulled therein on the terms and conditions set forth herein.

i) Routine maintenance and repair of the Duct and Optical Fiber , as the case may be, shall be performed by or under the direction of WTL. Scheduled maintenance shall include the following activities:

a) Patrol of Segments of Duct and Optical Fiber on a regularly scheduled basis;

b) Maintenance of a "Call-Before-You-Dig" program and all required and related cable locates;

- Assignment of fiber maintenance technicians to locations along the route of the Duct and Optical Fiber pulled therein.

ii) Maintenance and repair of the Duct and Optical Fiber which is not Scheduled Maintenance ("Unscheduled Maintenance") shall be performed by or under the direction of WTL. Unscheduled Maintenance shall consist of:

a) "Emergency Unscheduled Maintenance" in response to alarm identification by WTL's NCC (as defined in Section (10) below), notification by Multinet or notification by any third party of any failure, interruption or impairment in the operation of the Optical Fiber.

b) "Non-Emergency Unscheduled Maintenance" in response to any potential Service-affecting situation to prevent any failure, interruption or impairment in the operation of the Optical Fiber.

Multinet shall immediately report the need for Unscheduled Maintenance to WTL in accordance with clause 11 Table 2. WTL will log the time of Multinet's report, verify the problem and will dispatch personnel as early as possible to take corrective action.

9. It is understood that WTL's maintenance and repair duties under this Agreement shall comprise of maintenance of the Duct and Optical Fiber passing through the Duct and shall not include maintenance of Multinet's electronics, nor replacement of equipment, materials or facilities. The maintenance of electronics and the cost of replacement of equipment, materials and facilities shall be borne by Multinet

10. WTL shall operate and maintain a Network Control Centre ("NCC") staffed twenty-four (24) hours a day, seven (7) days a week by trained and qualified personnel. WTL's maintenance employees shall be available for dispatch twenty-four (24) hours days, seven (7) days a week. WTL will use reasonable efforts to have its first maintenance employee at site requiring Emergency Unscheduled Maintenance activity as per within 1 (one) hour after the time WTL becomes aware of an event requiring Emergency Unscheduled Maintenance. WTL shall maintain

a telephone number to contact personnel at the NCC. WTL's NCC personnel shall dispatch maintenance and repair personnel equipped to handle and repair problems detected in the Duct and/or Optical Fiber, (i) through the NCC's remote surveillance equipment, (ii) through the Multinet's remote surveillance equipment and upon notification by Multinet to WTL, or (iii) upon notification by a third party.

11. Multinet shall utilize Operations Escalation List, as updated from time to time to report and seek immediate initial redress of exceptions noticed in the performance of the WTL in meeting maintenance service objectives. Following is the current Operations Escalation List:

Escalation within WTL

Table1

Reporting Level	Reporting Lines	Timeline
Level 1	NMS Centre/Help Desk	Immediate
Level 2	Manager	After 30 Minutes
Level 3	Sr. Manager	After 1 hour
Level 4	GM Technical	after 2 hours

Escalation within WTL

Table 2

Name	Reporting Level	Cell No.	Function	E-mail Address	Fax No
	Level 1		OFC Manager		
	Level 2		Sr. Manager OFC		
	Level 3		GM. Network Operations		
	Level 4		Dir. Engineering		

Names and Contact numbers will be provides later and will become part of this contract.

Escalation within Multinet

Table 3

Reporting Level	Reporting Lines	Timeline
Level 1	NMC Islamabad	Immediate
Level 2	Manager	After 30 Minutes
Level 3	Sr. Manager OFC	After 1 hour

Level 4	GM. Network Operations	After 2 hours

Detail information of Reporting Personnel of Multinet

Table 4

Name	Reporting Level	Cell No.	Function	E-mail Address	Fax No
	Level 1		NMS Centre/Help Desk		
	Level 2		Manager		
	Level 3		Director Engineer		
	Level 4		President & COO		

The above mentioned list of Names and contact numbers will be updated as and when required.

12. In performing its services hereunder WTL shall take workmanlike care to prevent impairment to the continuity and performance of the Optical Fiber. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic role or reconfiguration involving cable, fiber, electronic equipment, or regeneration or the facilities of Multinet, then Multinet shall, at WTL's reasonable request, make such personnel of Multinet available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with WTL in performing such maintenance as required of WTL hereunder.

13. WTL shall use its best effort to notify Multinet ten (10) days prior to the date of any Scheduled Maintenance. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, WTL shall notify Multinet at WTL's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

14. WTL shall maintain Segments of the Optical Fiber in a manner which will permit normal operation of the equipment associated with each Segment.

15. WTL shall perform appropriate Scheduled Maintenance on the Duct and Optical Fiber in accordance with WTL's then current preventative maintenance procedures, which shall not substantially deviate from industry practices.

World Call Telecom Limited

MULTINET PAKISTAN (PVT) LTD. SEAL

16. Subject to the remaining provisions hereof, WTL shall maintain the Duct and the Optical Fiber in good and operable condition and shall conduct its repair obligations in a workmanlike manner.

17. WTL maintenance employees shall be responsible for correcting and repairing cable ducts discontinuity or damage, including but not limited to, Emergency Unscheduled Maintenance of the Duct and Optical Fiber. WTL should use reasonable efforts to repair Duct and/or Optical Fiber traffic-affecting discontinuity within four (4) hours after the WTL maintenance employee's arrival at the problem site. WTL shall maintain sufficient capability to teleconference with Multinet during an Emergency Unscheduled Maintenance in order to provide continuous communication. Within twenty - four (24) hours after completion of an Emergency Unscheduled Maintenance, WTL shall commence its planning for permanent repair, shall notify Multinet of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually- agreed –upon schedule. If the Optical Fiber is required for immediate service, the repair shall be scheduled for the next available Planned Service Work Period (PSWP) weekend.

18. WTL shall comply with the Jointing/Fusion Splicing Specifications as per standard practice.

19. Scheduled Maintenance which is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 am. local time. Major system work such as cable rolls and hot cuts will be scheduled for PSWP weekend. A calendar showing approved PSWP weekends will be agreed upon in the last week of every quarter for the quarter to come. The intent is to avoid jeopardy work on the first and the last weekends of the month and high traffic holidays.

20. WTL shall use its best efforts to respond to any interruption of services or failure of the Duct or Optical Fiber to perform in accordance with the standard specifications-, in any event, an "outage") as quickly as possible in accordance with the Procedures set forth herein. In the event the Outage is not cured within twelve (12) hours, Emergency Unscheduled Maintenance may be performed by Multinet ("Multinet Emergency Unscheduled Maintenance"), provided that the parties have agreed in writing prior to such outage as to the emergency operational procedures, notifications and other limitations applicable to such Multinet Emergency Unscheduled Maintenance. WTL shall reimburse Multinet its costs of providing such Multinet Emergency Unscheduled Maintenance. Multinet shall provide supporting documentation for costs.

21. When restoring a cut cable, the parties agree to work together to restore all traffic as quickly as possible. WTL, immediately upon arriving on the site of the cut, shall determine the course of action to be taken to restore the cable and shall begin restoration efforts.

22. Emergency restoration splicing has as its goal to get service up as quickly as possible. This requires the use of some type of mechanical splice, such as the "**3M Fiber Lok**" to complete the temporary restoration. Permanent restorations will take place as soon as possible after the temporary splice is complete.

23. If at any time it becomes apparent that an outage is going to extend beyond three (03) hours, the corresponding representative of each company will work together to determine a plan to restore the cable.

24. In the event all or any part of the Duct or Optical Fiber shall require replacement as a result of the negligence acts or omissions of Multinet or intentional misconduct of Multinet, its

MULTINET PAKISTAN (PVT) LTD. SEAL

World Call Telecom Limited

agents or subcontractors, such replacement shall be made by WTL at the earliest possible time, at the sole cost of Multinet (payable in advance).

25. WTL may subcontract for maintenance and restoration services hereunder. Notwithstanding any other provisions of this Agreement, WTL shall require the subcontractor(s) to meet maintenance and repair standard for the Duct and Optical Fiber which shall be at least as high as those standards utilized by WTL for the maintenance and repair of other portions of its communications systems. The use of any such subcontractor shall not relieve WTL of its obligations hereunder.

26. Except as provided in the operations escalation list, all notices and communications concerning this Agreement shall be addressed to the other party as follows:

If to WTL:	Director Engineering WorldCall Telecom Limited 67/A, C-III, Gulberg-III, Lahore
Copy to:	Executive Director/Director Technical WorldCall Telecom Limited 67/A, C-III, Gulberg-III, Lahore
If to MULTINET:	Gen. Manager Planning & Development Multinet Pakistan (Private) Limited 2nd Floor, Ibrahim Trade Center, New Garden Town, Lahore
Copy to:	CEO 239, Fatimah Jinnah Road, Karachi Cantt.

or at such other address as may be designated in writing to the other party.

Unless otherwise provided herein, notices shall be hand delivered, sent by registered or certified Pakistan postal Mail/urgent Mail (TCS/Speedex/OCS), postage prepaid, or by commercial overnight delivery service, or transmitted by facsimile and shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered upon confirmation of send by overnight delivery service, or three (3) days after deposit in the mail when send by Pakistan postal mail.

27. If any term, covenant or condition contained herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby and each term,

MULTINET PAKISTAN (PVT) LTD. SEAL

covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

28. Payment and Penalties/service charges performance discount on Delay in Fault Rectification

28.1 In consideration of WTL performing its maintenance and repair obligations hereunder, Multinet shall pay WTL an annual fee equal to 5% of the Cable Duct Sale Consideration (the "Annual O & M Fee"). The Annual O & M Fee shall be payable yearly in arrears. Any amounts payable hereunder which are not timely paid by Multinet shall bear interest at the rate of 10% per anum from the due date until the date that such amounts are received in full by WTL.

28.2 Once the service is affected and reported to WTL, the restoration must be made in the agreed time schedule to avoid penalties/service charges performance discount as defined below for section break down & no services between two sites respectively;

i) Uni-Directional Section Break Down:
Section break down means when one route is affected but still the service is not affected due to ring topology. See the below diagram

X: Service down due to optical fiber (uni-directional) problem.


SITE A
SITE B
SITE C
SITE D

Penalties/liquidated damages on Delay Fault Rectification for section breakdown

Since there will be no service loss due to single fiber cut, therefore no penalties/liquidated damages will apply. However, the fault rectification time, as mentioned in clause above, shall be applicable.

ii) Bi-Directional Section Downtime or (No Service/Link availability at any Network Element (NE) in the Fiber Optic Ring):

No service between two sides means when both side routes of the ring are affected and no service/link is available between two nodes. See the below diagram

MULTINET PAKISTAN (PVT) LTD. SEAL

X: Service down due to optical fiber breakage.


SITE A
SITE B
SITE C
SITE D

For reasons directly and solely attributable to WTL following Penalties/liquidated damages on Delay Fault Rectification for No Optical Link/Service at site/ADM shall be charged;

No service at any site (Critical)		
Restoration time exceeding following mins.	**Compensation as % of (10% of Annual O & M Fee of the ring suffering no optical link/service) per event**	**Example**
240 minutes to 300 minutes*	10% of above calculated amount	10%* (10% of Total annual O&M cost of the ring suffering no optical link/service) per event
300 minutes to 6 Hours	15% of above calculated amount	15%* (10% of Total annual O&M cost of the ring suffering no optical link/service) per event
6 Hours to 7 Hours	22.5 % of above calculated amount	22.5 %* (10% of Total annual O&M cost of the ring suffering no optical link/service) per event
7 Hours to 10 Hours	29 % of above calculated amount	29 %* (10% of Total annual O&M cost of the ring suffering no optical link/service) per event
Above 10 Hours	Increment of 5 % on each hour of 29% after 10 hours of above calculated amount	29%+ 5% of 29%*(10% of Total annual O & M cost of the ring suffering no optical link /service) per event
Note: "No service" mean when no physical media connectivity available on both routes in ring for existing sites		

Cumulative Service breakdown Hrs/Qtr	**% percent Compensation against No Service availability or Link Breakdown per hour Beyond**	**Remarks**

(less than 240 min of SLA)/ ring	**(240 min) of SLA agreed grace time**	
Service Availability Formula = Total min per Qtr – total outage time (minutes) per Qtr x 100 / Total minute per quarter (**129,600**)		
11 hours*	5 % x (10% of Total Annual O & M Fee) per hour	
13 hour – 18 hour	10 % x (10 % of Total Annual O & M Fee) per hour	
19 hour – 25 hour	12.5 % x (10 % of Total Annual O & M Fee) per hour	

*Above calculations are based on Service Availability on network on a quarterly basis.

A Compensation will be adjusted in payments of 10% of the total Annual O & M Fee.

B Failures, interruptions, defects or delays in transmission due to any of the following shall not count toward the calculation of availability:

- Multinet requesting WTL to test service in question although no fault has been detected or reported;
- The service being modified or altered in any way at Multinet's request;
- Any Force Majeure event as defined in this Agreement;
- Any interruptions resulting from defects or failures in Multinet provided apparatus or services or facilities provided by or operated on behalf of Multinet; and
- A failure of Multinet to provide access to WTL to services or equipment installed by Multinet for the purposes of investigating and rectifying any fault.
- Scheduled Maintenance
- Non-availability of Engineer/Supervisor at Multinet site to coordinate with WTL staff.
- Incorrect or incomplete information provided by Multinet which prevents WTL from completing the trouble diagnosis and Service restoration.
- Multinet erroneous service configuration change(s) on its network equipment (Transmission SDH or Access Equipment/Router/Access Servers/Firewalls , MDF, etc) resulting in the interruption of the service or improper cabling.
- The fault is not directly and/or solely related to WTL.

C Notwithstanding anything contained hereof WTL shall not be liable for any fault or malfunction/disruption if such fault and/or malfunction/disruption is due to reasons attributable to Multinet and/or any third parties.

D Notwithstanding anything contained hereof the total compensation to be paid by WTL for any delay of rectification of any fault or otherwise under this SLA shall not exceed ten (10) percent of the total O&M charges for a year.

29. WTL will not be liable for any breach of this Agreement due to any cause beyond WTL's reasonable control including, but not limited to an Act of God; insurrection or civil disorder; war

or military operations; national or local emergency; act or commissions of Government, or other competent authority; industrial disputes whether or not involving the Parties or their employees); fire, lightning, explosion, flood, subsidence, weather of exceptional severity; meteors; the act or commission of any third party (including other telecommunication service providers).

30. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and hereby supercedes any and all prior agreements, understandings and the like. This Agreement may only be varied, amended or modified by a written instrument signed on behalf of both parties. This Agreement shall be governed by Pakistan law. Any and all disputes arising hereunder shall be finally settled by arbitration by a single arbitrator appointed by mutual consent of the parties. The place of arbitration shall be Lahore.

IN WITNESS WHEREOF the parties hereto have entered into this Agreement on the day and year first above mentioned.

____

For and on behalf of WTL

____

For and on behalf of Multinet

Witnesses:

1. ______________________

2. ______________________

PAKISTAN (PVT) LTD

WORLDCALL TELECOM LIMITED OFC

WORLDCALL OFC ISLAMABAD MULTINET PROPOSED RING CONNECTIVITY 101.5 KM


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Islamabad OFC
Issues
Multinet Site
Multinet Connectivity
WTL On Net
Civil Pending
Long Haul
Phase II
WTL Off Net
Islamabad Roads

World Call Telecom Limited *

MULTINET PAKISTAN (PVT) LTD. * SEAL

ve Confidentiality